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Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Media Contacts: Deirdre Blackwood
Arbitron Inc.
410-312-8523
didi.blackwood@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron Announces Resignation of Chief Executive Officer Michael Skarzynski

William T. Kerr to Serve as Chief Executive Officer
Investor Call Scheduled for 12:00 pm (ET) Tuesday January 12, 2010

COLUMBIA, MD – JANUARY 11, 2010 –The Board of Directors of Arbitron, Inc. (NYSE: ARB) announced today that, effective immediately, Michael P. Skarzynski has resigned as President and Chief Executive Officer, and as a member of the Company’s Board of Directors. Also effective immediately, William T. Kerr, a member of the Company’s Board of Directors, will become Arbitron’s President and Chief Executive Officer.

“Bill’s experience as a Chief Executive Officer and Chairman of a large public media company coupled with his board memberships make him uniquely qualified to lead Arbitron. Additionally, Bill’s service as a member of Arbitron’s Board of Directors should provide a fast and effective transition into his new role,” said Philip Guarascio, Chairman of the Board, Arbitron Inc.

Mr. Skarzynski and the Company’s Board together determined that he had violated a Company policy in a matter entirely unrelated to the financial performance of the Company. Accordingly, Mr. Skarzynski has submitted his resignation to the Company.

Arbitron will host a conference call at 12:00 noon Eastern Time, Tuesday January 12.

The Company invites you to listen to the call by dialing (toll free) 888-562-3356. The conference call can be accessed from outside of the United States by dialing 973-582-2700. To participate, users will need to use the following code: 50602911. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

Additional Background Information Regarding Mr. Kerr

William T. Kerr, age 68, has been a Director of Arbitron since May 2007. From July 2006 to the present, Mr. Kerr has been Chairman of the Board of Directors of Meredith Corporation, a New York Stock Exchange listed diversified media company that publishes magazines and special interest publications and also owns and operates local television stations. Mr. Kerr has been a member of the Meredith Corporation Board of Directors since 1994. Mr. Kerr was Chairman and Chief Executive Officer of Meredith Corporation from January 1996 until July 2007. Mr. Kerr was President and Chief Operating Officer of Meredith Corporation, from 1994 to 1996, President, Magazine Group and Executive Vice President of Meredith, from 1991 to 1994.

Mr. Kerr has been a member of the Boards of Directors of The Interpublic Group of Companies, Inc., a New York Stock Exchange listed marketing communications and marketing services company, since November 2006; Whirlpool Corporation, a New York Stock Exchange listed appliance manufacturer, since June 2006; The Principal Financial Group, Inc., a New York Stock Exchange listed financial services company, since 2001; and a member of the Board of Penton Media, Inc., a private firm.

About Arbitron
Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

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Portable People MeterTM and PPMTM are marks of Arbitron Inc.

Arbitron Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for 2010 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People MeterTM service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.